Exhibit 99.2

The following information was included in the preliminary offering memorandum.

Adjusted EBITDA and Adjusted Proforma EBITDA

The following information is provided for illustrative purposes and does not purport to represent what the actual consolidated results of operations of Teleflex Incorporated (the “Company”) would have been had the respective transactions and adjustments occurred on the date assumed or any other date, nor is it necessarily indicative of the Company’s future results of operations for any future period or as of any future date. Actual results may differ significantly from those reflected.

Adjusted EBITDA represents net income before interest expense, provision for income taxes, depreciation and amortization, as further adjusted to exclude unusual items and other adjustments (including the pro forma effect of certain acquisitions) that are required or permitted in determining our ability to engage in certain activities, such as incurring additional debt and incurring liens and engaging in certain sale and lease back transactions under the indenture that governs the 4.25% Senior Notes due 2028 and the indenture that will govern the notes offered hereby. Adjusted Proforma EBITDA represents Adjusted EBITDA with certain adjustments for the Biotronik VI acquisition and transition services in connection with the Strategic Divestitures. The amounts presented for Adjusted EBITDA and Adjusted Proforma EBITDA are calculated under the definition of Consolidated EBITDA that will govern the notes offered hereby. The amounts presented for Adjusted EBITDA and Adjusted Proforma EBITDA differ from the amounts calculated under the definition of Consolidated EBITDA used in our credit agreement dated May 26, 2026 among the Company, as borrower, the various loan parties, as guarantors, JPMorgan Chase Bank, N.A. as administrative agent and lender, and the various lender parties party thereto (the “Credit Agreement”) as a result of differences in certain adjustments.

We believe that the presentation of Adjusted EBITDA and Adjusted Proforma EBITDA is appropriate to provide additional information to investors about certain non-cash items, unusual items that we do not expect to continue at the same level in the future, or other items that we do not believe to be reflective of our ongoing operating performance.

Adjusted EBITDA and Adjusted Proforma EBITDA are not measurements of operating performance computed in accordance with accounting principles generally accepted in the United States (“GAAP”) and should not be considered a substitute for income from continuing operations, net income or cash flows from operating activities of continuing operations computed in accordance with GAAP. Adjusted EBITDA and Adjusted Proforma EBITDA have limitations as an analytical tool. Some of the limitations are:

•	Adjusted EBITDA and Adjusted Proforma EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA and Adjusted Proforma EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA and Adjusted Proforma EBITDA do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA and Adjusted Proforma EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate Adjusted EBITDA and Adjusted Proforma EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA and Adjusted Proforma EBITDA should not be considered measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA and Adjusted Proforma EBITDA only supplementally. We further believe that our presentation of these GAAP and non-GAAP financial measurements provide information that is useful to investors because they are important indicators of the strength of our operations and the performance of our core business.

A reconciliation of net income (loss) to Adjusted EBITDA and Adjusted Proforma EBITDA is provided below:

	Years ended December 31,			Three months ended		Twelve months ended
(dollars in thousands)	2025	2024	2023	March 31, 2026	March 30, 2025	March 31, 2026
Net (loss) income	$(905,640)	$69,675	$356,328	$(8,154)	$95,002	$(1,008,796)
(Loss) income from discontinued operations, net of tax	(964,170)	12,484	212,811	(3,316)	42,668	(1,010,154)

Income (loss) from continuing operations	58,530	57,191	143,517	(4,838)	52,334	1,358
(Benefit) taxes on income (loss) from continuing operations	(33,977)	(30,901)	41,873	1,011	6,417	(39,383)
Interest expense	100,223	83,513	85,014	25,718	18,537	107,404
Depreciation and amortization	177,738	161,534	148,105	53,743	38,620	192,861
Restructuring, restructuring-related charges and asset impairments(a)	170,661	31,958	18,811	34,955	7,962	197,654
Non-cash stock based compensation	25,695	25,960	27,301	6,742	6,630	25,807
Pension termination settlement charge(b)	—	139,626	45,483	—	—	—
Acquisition costs and adjustments(c)	102,591	18,028	(26,422)	6,086	2,536	106,141
Foreign currency (gains) losses	(68,490)	(2,115)	6,737	(1,420)	(15,397)	(54,513)
Other non-recurring items	(2,120)	(10,440)	(15,447)	(929)	(2,358)	(691)

Adjusted EBITDA	$530,851	$474,354	$474,972	$121,068	$115,281	$536,638
Proforma EBITDA adjustment for Biotronik VI acquisition(d)	28,841	—	—	—	16,496	12,345
Proforma EBITDA adjustment for OEM Transition Services(e)	14,204	14,204	14,204	3,551	3,551	14,204
Proforma EBITDA adjustment for Acute Care/IU Transition Services(e)	76,795	76,795	76,795	19,199	19,199	76,795

Total Adjusted Proforma EBITDA	$650,691	$565,353	$565,971	$143,818	$154,527	$639,982

(a)

Includes employee termination benefits, facility closure and other exit costs, contract termination costs and other costs including accelerated depreciation, project management and other regulatory costs directly related to the restructuring plans, as well as asset impairments and acquisition integration costs.

(b)

These adjustments represent charges associated with the planned termination of the Teleflex incorporated retirement income plan, a frozen United States defined benefit pension plan, and related direct incremental expenses including certain charges stemming from the liquidation of surplus plan assets.

(c)

Includes third party costs related to acquisitions, expense/benefit resulting from the revaluation of acquisition-related contingent consideration obligations and the amortization of the step-up in the carrying value of acquired inventory to estimated fair value at the acquisition date.

(d)

Adjustment gives effect to our acquisition of the Biotronik VI business as if it had occurred on the first day of the respective financial periods for which the adjustment was made. The pro forma information is presented for informational purposes only and is not necessarily indicative of the historical results that would have occurred under our ownership and management, nor the results that may be obtained in the future. For further information on the Biotronik VI acquisition see Note 4 to our annual consolidated financial statements.

(e)

These adjustments give effect to transition services agreements and other arrangements related to the previously announced strategic divestitures (the “Strategic Divestitures”) as if they had commenced on the first day of each of the periods presented. The transition services agreements and other arrangements provide the framework under which certain commercial, manufacturing and administrative activities will be provided between the parties in connection with the transition of the businesses to the respective buyers following the closing date of the transactions. The estimates were calculated at a point in time based on the most recent available information. Although the material terms of these agreements have been substantially determined, they remain subject to finalization and execution. We expect to execute these agreements at the close of each transaction. These estimates were calculated at a point in time and are shown in all periods presented for comparative purposes. The estimates may not be indicative of the actual amounts that would have been recognized in each of the periods presented. For quarterly periods, the adjustments reflect annual estimates divided by four.

The presentation of Adjusted EBITDA and Adjusted Proforma EBITDA above is shown on a continuing operations basis. As a supplement to this information, Adjusted EBITDA and Adjusted Pro Forma EBITDA for the year ended December 31, 2025, as shown below, is presented on a consolidated, total company basis, including the results of the discontinued operations that we expect to divest as part of the Strategic Divestitures. Accordingly, the adjustments related to the OEM and Acute Care/IU Transition Services are not included in the Adjusted Proforma EBITDA shown below as we only expect to recognize these amounts in connections with the Strategic Divestitures. Adjusted EBITDA and Adjusted Pro Forma EBITDA on a consolidated, total company basis for the year ended December 31, 2025, are being presented solely as supplemental historical information. There can be no assurances that the information would be similar for any other period, if the Strategic Divestitures do not occur. Because of these limitations, you should carefully consider this presentation of Adjusted EBITDA and Adjusted Proforma EBITDA on a consolidated, total company basis for the year ended December 31, 2025, as shown below, only in light of our financial and other disclosures on a continuing operations basis.

Year ended December 31,
(dollars in thousands)	2025
Net loss	$(905,640)
(Loss) Income from discontinued operations, net of tax	(383)

Loss from continuing operations	(905,257)
Tax benefit from continuing operations	(166,871)
Interest expense	100,248
Depreciation and amortization	292,554
Restructuring, restructuring-related charges and asset impairments(a)	1,456,716
Non-cash stock based compensation	30,891
Acquisition costs and adjustments(b)	105,272
Separation costs (c)	72,058
Foreign currency (gains) losses	(72,248)
Other non-recurring items	(7,137)

Adjusted EBITDA	$906,226
Proforma EBITDA adjustment for Biotronik VI acquisition(d)	28,841

Total Adjusted Proforma EBITDA	$935,067

(a)

Includes employee termination benefits, facility closure and other exit costs, contract termination costs and other costs including accelerated depreciation, project management and other regulatory costs directly related to the restructuring plans, as well as asset impairments and acquisition integration costs.

(b)

Includes third party costs related to acquisitions, expense/benefit resulting from the revaluation of acquisition-related contingent consideration obligations and the amortization of the step-up in the carrying value of acquired inventory to estimated fair value at the acquisition date.

(c)	These are expenses related to the Strategic Divestitures, including activities to prepare the businesses for divestiture and maintain continuity through the separation process.
(d)

Adjustment gives effect to our acquisition of the Biotronik VI business as if it had occurred on the first day of the respective financial periods for which the adjustment was made. The pro forma information is presented for informational purposes only and is not necessarily indicative of the historical results that would have occurred under our ownership and management, nor the results that may be obtained in the future. For further information on the Biotronik VI acquisition see Note 4 to our annual consolidated financial statements.

Free Cash Flow

Free Cash Flow is calculated by subtracting capital expenditures from cash provided by operating activities from continuing operations. Free Cash Flow is a non-GAAP financial measure. This financial measure is used in addition to and in conjunction with results presented in accordance with GAAP, and should not be considered a substitute for net cash provided by operating activities from continuing operations, the most comparable GAAP financial measure. Management believes that Free Cash Flow is a useful measure to investors because it facilitates an assessment of funds available to satisfy current and future obligations, pay dividends and fund acquisitions. We also use this financial measure for internal managerial purposes and to evaluate period-to-period comparisons. Free Cash Flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations, such as debt service, that are not deducted from the measure. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following is a reconciliation of Free Cash Flow to the most comparable GAAP measure.

	Years ended December 31,			Three months ended		Twelve months ended
(dollars in thousands)	2025	2024	2023	March 31, 2026	March 30, 2025	March 31, 2026
Net cash provided by operating activities from continuing operations	$96,682	$301,882	$206,138	$46,662	$27,724	$115,620
Less: Capital expenditures	95,236	90,437	46,421	18,791	24,132	89,895

Free Cash Flow	$1,446	$211,445	$159,717	$27,871	$3,592	$25,725

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2026:

•	on an actual basis;

•	on an adjusted basis after giving effect to the notes offering and our credit facilities refinancing (the “Financing Transactions”); and

•	on an as further adjusted for the Strategic Divestitures and the use of proceeds therefrom.

This table should be read in conjunction with the information set forth under our consolidated financial statements and the notes thereto.

	As of March 31, 2026
(Dollars in thousands)	Actual	As adjusted	As further adjusted(4)
		(Unaudited)	(Unaudited)
Cash and cash equivalents(1)	$309,411	$293,342	$293,342

Current borrowings:
Securitization Facility	$75,000	$75,000	$75,000
Current portion of Term Loan Facility due 2027	28,125	—	—
Current portion of Term Loan Facility due 2031	—	9,375	9,375
Total current borrowings	$103,125	$84,375	$84,375
Long-term borrowings:
Revolving Credit Facility due 2027(2)	$406,000	—	—
Revolving Credit Facility due 2031(2)(3)	—	550,000	250,000
Term Loan A due 2027(2)	415,625	—	—
Term Loan A-1 due 2031(2)	—	490,625	490,625
Delayed Draw Term Loan A due 2027(2).	700,000	—	—
Term Loan A-2 due 2028(2).	—	700,000	—
4.625% Senior Notes due 2027(2)	500,000	—	—
4.25% Senior Notes due 2028(2).	500,000	500,000	500,000
% Senior Notes due January 2032 offered hereby.	—	500,000	500,000
Total long-term borrowings(4)	$2,521,625	$2,740,625	$1,740,625
Total indebtedness	$2,624,750	$2,825,000	$1,825,000
Total shareholders’ equity(2)(5)	$3,084,436	$2,884,436	$2,084,436
Total capitalization(5)	$5,709,186	$5,709,436	$3,909,436

(1)

As adjusted and as further adjusted presented with adjustments to reflect the payment of certain fees and expenses in connection with the consummation of the Financing Transactions, including $6.8 million of fees and expenses in connection with entering into the Credit Agreement.

(2)

On May 15, 2026, we borrowed $100.0 million under our prior revolving credit facility due 2027 (the “Prior Revolving Credit Facility”). Following this borrowing, we had $506.0 million in borrowings outstanding under our Prior Revolving Credit Facility. On May 26, 2026, in connection with our credit facilities refinancing, we borrowed an additional $100.3 million under our Credit Agreement. We intend to use the proceeds from each of these borrowings to fund share repurchases under our previously announced $1.0 billion share repurchase program (the “Share Repurchase Transactions”). We can give no assurances that we will repurchase the full $1.0 billion amount under the share repurchase program. In connection with the Financing Transactions, all outstanding borrowings and loans under the prior credit agreement were repaid in full, including balances under our Prior Revolving Credit Facility, our Term Loan A due 2027 and our Delayed Draw Term Loan A due 2027, and we entered into the Credit Agreement, borrowing $550.0 million under our Revolving Credit Facility (inclusive of the May 26, 2026, borrowings noted above), borrowing $500.0 million under the Term Loan A-1 facility due 2031 and $700.0 million under the new Term Loan A-2 facility due 2028. The current portion of the Term Loan A-1 borrowing is $9.4 million based on the repayment schedule per our Credit Agreement. As further adjusted reflects the use of $700.0 million of the net proceeds from the Strategic Divestitures to pay down the Term Loan A-2 facility due 2028, and $300.0 million to pay down borrowings under the Revolving Credit Facility. We can give no assurances that the Strategic Divestitures will be consummated, that the Strategic Divestitures will be consummated on the timeframe contemplated; that the amount of proceeds realized upon the Strategic Divestitures will be in the amounts contemplated; or that the use of proceeds of the Strategic Divestitures will be as disclosed herein.

(3)

As of March 31, 2026, on an as adjusted basis after giving effect to the Financing Transactions, we would have had additional borrowing capacity under our Revolving Credit Facility, after taking into account the limitations under the covenants thereunder, of $444.9 million, or as further adjusted to give effect to the Strategic Divestitures and the use of proceeds therefrom, of $744.9 million.

(4)

Actual, as adjusted, and as further adjusted presented as principal amount outstanding, excluding unamortized debt issuance costs. We expect to amortize certain debt issuance costs incurred in connection with the Financing Transactions, which are not reflected in the presentation of as adjusted and as further adjusted figures above.

(5)

As adjusted reflects a reduction of shareholders’ equity of $200.0 million as a result of the Share Repurchase Transactions. As further adjusted total shareholders’ equity and total capitalization reflect a further reduction in shareholders’ equity and total capitalization related to the Strategic Divestitures and the planned use of a portion of the net proceeds thereof for $800.0 million of share repurchases under the previously announced $1.0 billion share repurchase program. As further adjusted total shareholders’ equity and total capitalization does not reflect the anticipated gain that we expect to recognize as an increase in total shareholders’ equity upon completion of the OEM component of the Strategic Divestitures. We can give no assurances that the Strategic Divestitures will be consummated on the timeframe contemplated; that the amount of proceeds realized upon the Strategic Divestitures will be in the amounts contemplated; or that the use of proceeds of the Strategic Divestitures will be as disclosed herein.